EXHIBIT 23.2
Consent of Independent Registered Public Accounting Firm
Steelcase Inc.
Grand Rapids, Michigan
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Registration Statement No. 333-158754) and Registration Statements on Form S-8 for Steelcase Inc. Deferred Compensation Plan (Registration No. 333-84689), and Steelcase Inc. Incentive Compensation Plan (Registration Nos. 333-46711, 333-50964, 333-102361 and 333-146530) of our report dated April 23, 2009, relating to the consolidated financial statements and schedule for the years ended February 27, 2009 and February 29, 2008, which appear in this Form 10-K.

/s/ BDO Seidman, LLP
BDO SEIDMAN, LLP
Grand Rapids, Michigan
April 26, 2010